EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Yahoo! Reports Second Quarter 2000 Financial Results

Company Posts $270 Million in Revenues and $74 Million in Pro Forma Net Income

    SANTA CLARA, Calif.—July 11, 2000—Yahoo! Inc. (Nasdaq: YHOO) today reported net revenues totaling $270,116,000 for the second quarter ended June 30, 2000, compared to net revenues of $128,569,000 for the second quarter of June 30, 1999, an increase of 110 percent. Pro forma net income for the quarter was $73,992,000 or $0.12 per share diluted, excluding acquisition-related charges and employer payroll taxes on gains realized by employees from non-qualified stock option exercises. This compares to pro forma net income of $27,060,000 or $0.05 per share diluted for the comparable period in the previous year. Including acquisition-related charges and employer payroll taxes on non-qualified options, net income for the second quarter ended June 30, 2000 was $65,459,000 or $0.11 per share diluted, compared to a net loss for the quarter ended June 30, 1999, of $263,000, or $0.00 per share diluted.

    "This quarter's better-than-expected financial results underscore the strength of our global franchise business," said Tim Koogle, chairman and CEO of Yahoo!. "The unrivaled global distribution platform we have built for advertisers, merchants, content and service providers along with the diversified set of revenue streams we have created, positions us well to continue our leadership in the future. We will continue to focus on key growth areas to maximize the inherent leverage and scale in our business to deliver the best services available on the Web."

    "We made significant progress this quarter in our five key areas of focus—mobile services, rich media and voice services, enabling transactions, business and enterprise services, and globalization," said Jeff Mallett, Yahoo!'s president and chief operating officer. "We continue to expand the breadth and depth of the services we offer to advertisers, merchants and business partners to provide them with the most valuable distribution and transaction platform for effectively reaching their customers."

Audience Growth and Usage

    Yahoo!® once again emerged as the world's leading global, branded Web network with more than 156 million unique users worldwide during June, including 20 million in Japan. Yahoo!'s cumulative registrations for member services grew to a record 155 million, up from 125 million in March. As a result, the Yahoo! network reached 64.5 percent of the combined U.S. home/work audience (Media Metrix, May 2000), and is ranked No. 1 among the top five Web sites in average combined time spent by home and work users, which was 95 minutes in June according to Nielsen NetRatings. Yahoo! also emerged as the No. 1 Web network in Europe and Japan.

    Yahoo! has continuously anticipated and delivered the essential services that people seek on the Web. As a result, the company achieved record levels across key metrics during the second quarter:

  •
  Yahoo!'s traffic increased to 680 million page views per day on average during June, compared to an average of 625 million page views per day in March 2000. Yahoo! Japan's traffic, which is included in these page view totals, increased to more than 85 million page views per day during June from more than 65 million per day in March 2000. Yahoo! Europe's traffic, also included in total page views, reached 33 million page views per day on average in June. Yahoo!'s non-U.S. operations, excluding Yahoo! Japan, represented 15 percent of total consolidated revenues during the second quarter.

  •
  Yahoo!'s communication platform delivered 4.4 billion messages on Yahoo! Mail and Yahoo! Messenger in June, up from 3.6 billion in March.

  •
  Voice minutes spent by individuals on Yahoo!'s communication services grew to more than 500 million total minutes during June.

  •
  Yahoo! hosted and distributed more than 13 million hours of streamed audio and video programming during the month of June, up from 11 million in March.

  •
  During the second quarter, Yahoo! once again enabled more than $1 billion of online transactions through the Yahoo! global network, including Yahoo! Japan.

    Yahoo! continues to build the only place anyone has to go to find information, get connected with anyone or to buy anything. During the quarter, Yahoo! signed a definitive agreement to acquire eGroups, Inc., an email group communication service company, to provide Yahoo!'s community of 156 million consumers powerful new ways to communicate one-to-one, one-to-many and many-to-many. Yahoo! also made significant progress in five key growth areas: mobile services, rich media and voice services, enabling commerce transactions, business and enterprise services, and globalization services.

Mobile Services

    During the quarter, Yahoo! welcomed nine new network and device partners, bringing its total number of wireless alliances to 23 companies in 11 countries. In North America, popular Yahoo! services are now offered on AT&T Wireless Services. In the Asia Pacific, Yahoo! entered relationships with Taiwan Cellular, FarEasTone Telecom and KG Telecommunications in Taiwan; M1 and Siemens in Singapore; and LG Telecommunications in Korea. In Europe, Yahoo! joined forces with TIM (Telecom Italia Mobile) in Italy and Virgin Mobile in the United Kingdom.

    Yahoo! launched seven new mobile services in the second quarter, bringing the total number of services it now offers wireless consumers worldwide to 19. Yahoo!'s mobile users now have access to Yahoo! Auctions, Yellow Pages, People Search, Driving Directions, and Yahoo!'s Wireless Application Protocol (WAP)-enabled Web directory. The company launched the first WAP instant messaging service in Canada and the United Kingdom, enabling individuals to communicate regardless of device or network used. In addition, Yahoo! Europe and Cellpoint Systems AB teamed to co-market Yahoo! Find-a-Friend, a new service allowing mobile users to locate other mobile users' exact location.

Rich Media and Voice Services

    Yahoo! continued to extend its audio, video, voice, and digital content and services during the second quarter. The company continued to voice-enable its extensive suite of global services, adding real-time, full duplex voice to Yahoo! Messenger, Yahoo! Chat and Yahoo! Clubs. Yahoo! also enabled Yahoo! Greetings consumers to enrich their messages by adding a voice message and a digital photo to any message. Yahoo! successfully hosted and distributed the Web broadcast of the Victoria's Secret Cannes 2000 Fashion Show, where Intimate Brands reported more than two million Webcast viewers. Yahoo! also released Yahoo! Player, a free streaming media player with an embedded browser that provides Yahoo! Music consumers with a simplified solution for playing their favorite digital music and video files, including streamed and downloaded MP3 files and CDs.

Enabling Commerce Transactions

    As one of the world's largest enablers of online transactions, the Yahoo! Shopping platform added 800 new stores during the quarter, bringing the total number of merchants to 11,300 in June. Yahoo! recently launched Yahoo! My Shopping, a highly integrated, personalized shopping service enabling consumers to conveniently track purchases, favorite stores and personally-relevant products. Kmart's BlueLight.com free Internet access service, which provides bundled communications and shopping services from Yahoo! and Kmart, recently surpassed the 2.5 million member milestone. During the quarter, Yahoo! and Spiegel, a leading direct merchandiser, launched a co-branded, free Internet service featuring Yahoo!'s personalizable content and services for Spiegel's millions of consumers in the United States.

Business and Enterprise Services

    During the quarter, Yahoo! expanded its growing suite of business services and content to provide enterprises with open, scalable and secure global communications, information and commerce services. The company introduced Corporate Yahoo!TM, a customized enterprise information portal based on the widely used My Yahoo! interface, enabling companies to integrate proprietary corporate content and applications with Yahoo!'s personalized Internet content and services behind existing firewalls. This integration is enabled through Yahoo! Portal Builder software that was co-developed by Yahoo! and TIBCO Software. Corporate Yahoo! leverages Yahoo!'s unrivaled popularity among workplace users and what the company has already successfully delivered in the consumer space.

    In addition to the Victoria's Secret Cannes 2000 Fashion Show, Yahoo! Broadcast Services hosted and distributed 1,100 streamed audio and video corporate events during the quarter for clients including key new accounts such as Allegiance Telecom, Ariba, BASF, Copper Mountain Networks, Eddie Bauer, Intuit, Macromedia, Royal Dutch Shell Group of Companies USA, Spiegel, Pharmacia & Upjohn, and Williams Communications.

    Yahoo! and Spinway recently entered an agreement to provide a turnkey free Internet access service solution for businesses. During the quarter, Yahoo! also introduced Website Services to deliver a comprehensive solution for creating and maintaining a presence on the Web, including Web site hosting, dedicated servers and domain registration. In addition, Yahoo! introduced its print center for Yahoo! Small Business, designed to make business printing products and services available on the Internet by enabling people to conveniently purchase professionally printed products online.

Globalization

    During the quarter, Yahoo! continued to expand its vast global, branded network of locally owned and operated businesses and services. The company launched Yahoo! India, the company's 23rd local business operation outside the United States. Yahoo!'s commitment to its global franchise was demonstrated in agreements it entered to invest in three non-U.S. companies. Yahoo! agreed to invest in SEEK Communications, Australia's leading online employment site, and Chinatimes.com, a subsidiary of ChinaTimes Group, one of Taiwan's leading media companies. In Germany, Yahoo! and Quelle, an offline retail catalog company, formed a joint venture to create TOOJOO.AG, an online gift destination.

    Yahoo! globally expanded several of its popular services during the quarter. Yahoo! Mexico teamed with Axtel and Yahoo! Argentina joined with Movicom Bell South, two leading Latin American Internet service providers, to deliver co-branded online services. In finance, Yahoo! Germany teamed with Deutsche Post World Net to offer Yahoo! Germany Auctions users with a unique shipping and escrow payment service called WEBTRANSFER. Yahoo! Hong Kong teamed with Bank of East Asia, and Yahoo! Taiwan joined with United World Chinese Commercial Bank to provide consumers with online access to bank account information from co-branded versions of My Yahoo! in their respective countries. Yahoo! Chat was voice-enabled and local language versions of Yahoo! Photos were launched in 18 countries. The company's popular community services, including Yahoo! GeoCities and Yahoo! Clubs were also made available in several countries.

Interactive Marketing Services

    During the quarter, Yahoo! continued to develop innovative and integrated marketing solutions through its interactive Fusion MarketingTM services. Yahoo! and NetRatings launched a cooperative initiative to build and measure a custom Internet audience panel to test and gauge the effectiveness of targeted Yahoo! Fusion Marketing campaigns to provide Yahoo!'s advertising and e-commerce customers with in-depth information for more focused and customized audience targeting. Yahoo! served 3,675 advertisers and merchants during the second quarter, including more than 1,500 clients outside the United States. Major accounts and brands served in the second quarter include Air France, Coach Leather, DaimlerChrysler, Heineken, Johnson & Johnson, Lancome, McKinsey & Company, Merrill Lynch, State Farm Insurance, Pharmacia & Upjohn, and the U.S. Department of Defense.

About Yahoo!

    Yahoo! Inc. is a global Internet communications, commerce and media company that offers a comprehensive branded network of services to more than 156 million individuals each month worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. The company also provides online business services designed to enhance the Web presence of Yahoo!'s clients, including audio and video streaming, store hosting and management, and Web site tools and services. The company's global Web network includes 23 local World properties outside the United States. Yahoo! has offices in Europe, the Asia Pacific, Latin America, Canada and the United States, and is headquartered in Santa Clara, Calif.

    This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to grow its user and advertiser bases, its advertising and commerce revenues, and the company's ability to continue to generate profits and positive cash flow from operations. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the increasingly competitive and constantly changing environment for advertising sales and for Yahoo! branded services; uncertainties associated with the Web as an advertising and commerce medium; the company's dependence on advertising revenues and on third parties for technology, content, and distribution; and the company's ability to successfully integrate its acquired companies. Many of the electronic commerce transactions described in this release do not result in revenues to Yahoo!. More information about potential factors that could affect the company's business and financial results is included in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1999, and Yahoo!'s quarterly report on Form 10-Q for the three-month period ended March 31, 2000, including (without limitation) under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Competition," "Proprietary Rights," and "Risk Factors," which are on file with the Securities and Exchange Commission (http://www.sec.gov). Additional information will also be set forth in those sections in Yahoo!'s quarterly report on Form 10-Q for the three-month period ended June 30, 2000, which will be filed with the Securities and Exchange Commission in the near future. The accompanying condensed consolidated statements of operations and balance sheets are an integral part of this announcement.

Yahoo!, the Yahoo! logo, Corporate Yahoo! and Fusion Marketing are trademarks and/or registered trademarks of Yahoo! Inc.
All other trademarks and/or registered trademarks are the property of their respective owners.

# # #

Media Contact:	Investor Relations Contact:
Diane Hunt	Andrea Klipfel
Senior Director, Corporate Communications	Manager, Investor Relations
Yahoo! Inc.	Yahoo! Inc.
(408) 731-3441	(408) 731-3402
diane@yahoo-inc.com	investor_relations@yahoo-inc.com

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2000	1999	2000	1999
Net revenues	$270,116	$128,569	$498,500	$232,447
Cost of revenues	37,235	22,627	69,608	41,434

Gross profit	232,881	105,942	428,892	191,013

Operating expenses:
Sales and marketing	93,739	48,211	168,862	90,973
Product development	23,413	14,594	44,129	28,582
General and administrative	14,049	8,567	26,434	16,976

Total operating expenses	131,201	71,372	239,425	136,531

Income from operations	101,680	34,570	189,467	54,482
Investment income, net	19,853	8,550	35,920	16,673
Minority interests in operations of consolidated subsidiaries	(2,191)	(839)	(4,028)	(1,164)

Income before income taxes	119,342	42,281	221,359	69,991
Provision for income taxes	45,350	15,221	84,116	25,197

Pro forma net income	$73,992	$27,060	$137,243	$44,794

Pro forma net income per share—diluted	$0.12	$0.05	$0.22	$0.08

Shares used in per share pro forma calculation—diluted	610,005	593,562	611,550	594,244

Note: The above unaudited pro forma condensed consolidated statements of operations exclude the effects of the following (in thousands):

  •
  During the quarter ended March 31, 2000, acquisition-related charges of $415 were attributable to the merger with Arthas.com.
  •
  During the quarter ended June 30, 1999, acquisition-related charges of $56,125 were primarily attributable to the acquisition of GeoCities.
  •
  During the quarter ended March 31, 1999, acquisition-related charges included $462 attributable to the merger with NetRoadshow and $9,775 of in-process research and development.
  •
  Employer payroll taxes assessed on gains realized by employees.
  •
  Amortization of purchased technology and goodwill.
  •
  Goodwill amortization (included in investment income) for the quarter ended June 30, 2000 of $1,455 as related to the Yahoo! Japan equity investment.
  •
  Investment income for the quarter ended March 31, 2000 of $40,656 from a gain from the exchange of certain equity investments with Yahoo! Japan.

    The above also assumes 38% and 36% effective tax rates for the pro forma presentation of the periods ended June 30, 2000 and 1999, respectively.

Yahoo! Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2000	1999	2000	1999
Net revenues	$270,116	$128,569	$498,500	$232,447
Cost of revenues	37,235	22,627	69,608	41,434
Amortization of purchased technology	2,094	2,708	4,188	4,674

Total cost of revenues	39,329	25,335	73,796	46,108

Gross profit	230,787	103,234	424,704	186,339

Operating expenses:
Sales and marketing	93,739	48,211	168,862	90,973
Product development	23,413	14,594	44,129	28,582
General and administrative	14,049	8,567	26,434	16,976
Payroll taxes on option exercises(1)	1,940	—	8,290	—
Amortization of intangibles	4,755	3,459	8,817	6,662
Acquisition-related costs(2)	—	56,125	415	66,362

Total operating expenses	137,896	130,956	256,947	209,555

Income (loss) from operations	92,891	(27,722)	167,757	(23,216)
Investment income, net(3)	18,398	8,550	75,121	16,673
Minority interests in operations of consolidated subsidiaries	(2,191)	(839)	(4,028)	(1,164)

Income (loss) before income taxes	109,098	(20,011)	238,850	(7,707)
Provision (benefit) for income taxes	43,639	(19,748)	95,540	(9,240)

Net income (loss)	$65,459	$(263)	$143,310	$1,533

Net income (loss) per share—diluted	$0.11	$0.00	$0.23	$0.00

Shares used in per share calculation—diluted	610,005	511,812	611,550	594,244

Notes:  All notes are in thousands.

(1)
In September 1999, the FASB issued a Staff announcement which requires employer payroll taxes assessed on stock option gains realized by employees to be recorded in the income statement.

(2)
Acquisition-related costs consist of the following:
•
During the quarter ended March 31, 2000, acquisition-related charges of $415 were attributable to the merger with Arthas.com.
•
During the quarter ended June 30, 1999, acquisition-related charges of $56,125 were primarily attributable to the acquisition of GeoCities.
•
During the quarter ended March 31, 1999, acquisition-related charges included $462 attributable to the merger with NetRoadshow and $9,775 of in-process research and development.

(3)
Investment income includes the following:
•
During the quarter ended June 30, 2000, goodwill amortization related to the Yahoo! Japan equity investment was $1,455.
•
During the quarter ended March 31, 2000, the exchange of certain equity investments with Yahoo! Japan resulted in a gain of $40,656.

Yahoo! Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2000	December 31, 1999
	(unaudited)	(audited)
ASSETS
Cash, cash equivalents, and investments in marketable debt securities	$1,355,427	$961,116
Accounts receivable, net	67,650	54,426
Property and equipment, net	78,984	58,111
Investments in marketable equity securities	292,500	250,966
Other assets	243,426	145,202

Total assets	$2,037,987	$1,469,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable	$16,446	$13,457
Accrued expenses and other liabilities	139,019	100,561
Deferred revenue	125,523	90,708

Total liabilities	280,988	204,726

Minority interests in consolidated subsidiaries	28,043	3,790

Stockholders' equity:
Common Stock	1,537,866	1,144,179
Retained earnings (accumulated deficit)	129,303	(11,553)
Accumulated other comprehensive income	61,787	128,679

Total stockholders' equity	1,728,956	1,261,305

	$2,037,987	$1,469,821